Exhibit 10.18

FRANCIS PAHNG CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) dated September 24, 2008 by and between Proteonomix, Inc., a Delaware corporation, (“Proteonomix”), and Francis .Pahng of Seoul, South Korea. (the “Consultant”) (collectively the "Parties").

WHEREAS, the Parties desire to enter into the Agreement to reflect the Consultant’s capacities in Proteonomix’ business and to provide for Proteonomix’ employment of the Consultant; and

WHEREAS, the Parties wish to set forth the terms and conditions of that employment;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1.

Term

Proteonomix hereby employs the Consultant; and the Consultant hereby accepts employment with Proteonomix as Technical Consultant and member of the Scientific Advisory Board (“SAB”), upon the terms and conditions set forth in the Agreement. Unless terminated earlier pursuant to Section 5, the Consultant’s employment shall be for the period commencing August 28, 2008 (the “Commencement Date”) and ending August 27, 2010. The Initial Term, together with any such extension, shall be referred to herein as the “contract period.”

2.

Title; Duties

During the contract period, the Consultant shall be employed in the business of Proteonomix and its affiliates, particularly Proteoderm, Inc., a subsidiary:

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to represent Proteonomix and its subsidiary Proteoderm, Inc. in South Korea and other countries in the “Pacific Rim” (the “Territory”);

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to build and thereafter lead an effective and cohesive management and scientific team in the Territory;

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to find and form a relationship with appropriate joint venture partners in the areas of stem cell therapeutic and banking research and development;

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to successfully implement Proteonomix strategy for the Territory as agreed to with Proteonomix’ Chief Consultant Officer (“CEO”) and, as required, its board of directors (the “Board of Directors”);

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to develop and put in place strategic operating plans and budgets for each of Proteonomix' business units in the Territory;

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to take remedial action where necessary and to inform the CEO of any significant changes;

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to ensure appropriate and satisfactory systems are in place for monitoring group performance against plans and budgets;

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to ensure that operating objectives and standards of performance are understood and followed;

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to ensure that Proteonomix and its busnesses comply with all applicable legal and regulatory requirements and, where appropriate, best practices in the Territory;

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to ensure that appropriate standards of conduct are established and complied with; and

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to liaise with the CEO and keep him informed;

The Consultant shall report to the Chief Consultant Officer, who shall have the authority to direct, control and supervise the activities of the Consultant.

3.

Extent of Services

The Consultant may, without impairing or otherwise adversely affecting the Consultant’s performance of his duties to Proteonomix, (i) continue his present employment and roles and responsibilies at Zionex, Inc.; (ii) engage in personal investments and charitable, professional and civic activities, and (iii) serve on the boards of directors of corporations other than Proteonomix, all of which will be disclosed to the Board of Directors in writing.

4.

Compensation and Benefits

(a)

Fees. Proteonomix shall pay the Consultant a gross base fee for the period ending September 30, 2009 (“Base Fee”) payable in shares of the common stock as follows: 20,000 shares vesting as follows: 5,000 shares on signing this Agreement and 5,000 every three months thereafter. The Board of Directors, or, if established, Proteonomix compensation committee (the “compensation committee”) shall review the Consultant’s Base Fee annually and may increase (but not decrease) the Consultant’s Base Fee as in effect from time to time as the compensation committee shall deem appropriate.

(b)

Reimbursement of Business Expenses. Proteonomix shall reimburse the Consultant for all reasonable travel, entertainment and other expenses incurred or paid by the Consultant in connection with, or related to, the performance of his duties, responsibilities or services under the Agreement, upon presentation by the Consultant of documentation, expense statements, vouchers, and/or such other supporting information as Proteonomix may reasonably request.

5.

Termination

Either Party may terminate employment of the Consultant under the Agreement without cause in which event, if such termination is accomplished by Proteonomix, the Consultant will be entitled to compensation and benefits to the end of the Contract Period; and if by the Consultant, his compensation shall reduced pro rata.

Proteonomix may terminate the Agreement at any time for cause, which will reduce the Consultant’s compensation and benefits pro rata.

The Consultant may terminate his employment under the Agreement at any time for good reason in that (i) the assignment to the Consultant of substantial duties or responsibilities inconsistent with the Consultant’s position at Proteonomix, or any other action by Proteonomix which results in a substantial diminution or other substantive adverse change in the Consultant’s duties or responsibilities, (ii) Proteonomix’s failure to pay the Consultant any Base Fee or other compensation to which he becomes entitled, or (iii) Proteonomix’s breach of any of its other obligations under the Agreement. In this event, compensation and benefits shall continue to the end of the Contract Period.

The Consultant’s employment shall terminate immediately upon his death or disability which shall mean such physical or mental impairment as would render the Consultant eligible to receive benefits under the long-term disability insurance policy or plan then made available by Proteonomix to the Consultant. In this event, compensation and benefits shall continue to the end of the Contract Period.

6.

Confidentiality

(a)

Definition of Proprietary Information. The Consultant acknowledges that he may be furnished or may otherwise receive or have access to confidential information which relates to Proteonomix’ past, present or future business activities, strategies, services or products, research and development; financial analysis and data; improvements, inventions, processes, techniques, designs or other technical data; profit margins and other financial information; fee arrangements; terms and contents of leases, asset management agreements and other contracts; tenant and vendor lists or other compilations for marketing or development; confidential personnel and payroll information; or other information regarding administrative, management, financial, marketing, leasing or sales activities of Proteonomix, or of a third Party which provided proprietary information to Proteonomix on a confidential basis. All such information, including any materials or documents containing such information, shall be considered by Proteonomix and the Consultant as proprietary and confidential (the “Proprietary Information”).

(b)

Exclusions. Notwithstanding the foregoing, Proprietary Information shall not include information in the public domain not as a result of a breach of any duty by the Consultant or any other person.

(c)

Obligations. Both during and after the contract period, the Consultant will preserve and protect the confidentiality of the Proprietary Information and all physical forms thereof, whether disclosed to him before the Agreement is signed or afterward (except as required by applicable law or otherwise as necessary in connection with the performance of the Consultant’s duties to Proteonomix hereunder). In addition, the Consultant shall not (i) disclose or disseminate the Proprietary Information to any third Party, including employees of Proteonomix (or their affiliates) without a legitimate business need to know; (ii) remove the Proprietary Information from Proteonomix’s premises without a valid business purpose; or (iii) use the Proprietary Information for his own benefit or for the benefit of any third Party.

(d)

Return of Proprietary Information. The Consultant acknowledges that all the Proprietary Information used or generated during the course of working for Proteonomix is the property of Proteonomix. The Consultant will deliver to Proteonomix all documents and other tangibles (including diskettes and other storage media) containing the Proprietary Information at any time upon request by the Board of Directors during his employment and immediately upon termination of his employment.

7.

Noncompetition

(a)

Restriction on Competition. For the period of the Consultant’s employment with Proteonomix and for 24 months following the expiration or termination of the Consultant’s employment by Proteonomix (the “Restricted Period”), provided, however, that the Restricted Period shall only extend for six months following the expiration or termination of the Consultant’s employment if the Consultant’s employment is terminated following a

Change in Control, the Consultant will not engage, directly or indirectly, as an owner, director, trustee, manager, member, employee, consultant, partner, principal, agent, representative, , or in any other individual, corporate or representative capacity, in any of the following: any business that Proteonomix conducts as of the date of the Consultant’s termination of employment. Notwithstanding the foregoing, the Consultant shall not be deemed to have violated this Section 8(a) solely by reason of his passive ownership of 1% or less of the outstanding stock of any publicly traded corporation or other entity.

(b)

Non-Solicitation of Clients. During the Restricted Period, the Consultant will not solicit, directly or indirectly, on his own behalf or on behalf of any other person(s), any client of Proteonomix whom Proteonomix had provided services at any time during the Consultant’s employment with Proteonomix in any line of business that Proteonomix conducts as of the date of the Consultant’s termination of employment or that Proteonomix is actively soliciting, for the purpose of marketing or providing any service competitive with any service then offered by Proteonomix.

(c)

Non-Solicitation of Employees. During the Restricted Period, the Consultant will not, directly or indirectly, hire or attempt to hire or cause any business, other than an affiliate of Proteonomix, to hire any person who is then or was at any time during the preceding six months an employee of Proteonomix and who is at the time of such hire or attempted hire, or was at the date of such employee’s separation from Proteonomix a vice president, senior vice president or executive vice president or other senior executive employee of Proteonomix.

(d)

Acknowledgment. The Consultant acknowledges that he will acquire much Proprietary Information concerning the past, present and future business of Proteonomix as the result of his employment, as well as access to the relationships between Proteonomix and Proteonomix and their clients and employees. The Consultant further acknowledges that the business of Proteonomix is very competitive and that competition by him in that business during his employment, or after his employment terminates, would severely injure Proteonomix. The Consultant understands that the restrictions contained in this Section 8 are reasonable and are required for Proteonomix’s legitimate protection, and do not unduly limit his ability to earn a livelihood.

(e)

Rights and Remedies upon Breach. The Consultant acknowledges that any breach by him of any of the provisions of Sections 7 and 8 (the “Restrictive Covenants”) would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if the Consultant breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, Proteonomix shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Proteonomix under law or in equity (including, without limitation, the recovery of damages):

(i)

The right and remedy to have the Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court of competent jurisdiction, including, without limitation, the right to an entry against the Consultant of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants; and

(ii)

The right and remedy to require the Consultant to account for and pay over to Proteonomix and its affiliates all compensation, profits, monies, accruals, increments or other benefits (collectively, “Benefits”) derived or received by him as the result of any transactions constituting a breach of the Restrictive Covenants, and the Consultant shall account for and pay over such Benefits to Proteonomix and, if applicable, its affected affiliates.

(f)

Without limiting Section 11(i), if any court or other decision-maker of competent jurisdiction determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, then, after such determination has become final and unappealable, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

(g)

The provisions of Section 8(a) shall not apply in the event that the Agreement is not renewed as provided in Section 1.

8.

Consultant Representation

The Consultant represents and warrants to Proteonomix that he is not now under any obligation of a contractual or other nature to any person, business or other entity which is inconsistent or in conflict with the Agreement or which would prevent him from performing his obligations under the Agreement.

9.

Enforcement and Indemnification

(a)

Proteonomix . in its sole discretion, may bring an action in any court of competent jurisdiction to seek injunctive relief and such other relief as Proteonomix or Proteonomix shall elect to enforce the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of breadth of scope or otherwise it is the intention of Proteonomix and the Consultant that such determination not bar or in any way affect Proteonomix’s right, or the right of any of its affiliates, to the relief provided in Section 8(e) above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable, diverse and independent covenants, subject, where appropriate, to the doctrine of res judicata. The Parties hereby waive right to a trial by jury for any and all disputes hereunder (whether or not relating to the Restrictive Covenants).

(b)

Proteonomix will indemnify the Consultant, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by the Consultant, including the cost of legal counsel selected and retained by the Consultant in connection with any action, suit or proceeding to which the Consultant may be made a Party by reason of the Consultant being or having been an officer, director, or employee of Proteonomix or any subsidiary or affiliate of Proteonomix. Proteonomix will pay to the Consultant in advance of the final disposition of any proceeding all such amounts incurred or suffered.

10.

Miscellaneous

(a)

Litigation and Regulatory Cooperation. During and after Consultant’s employment, Consultant shall reasonably cooperate with Proteonomix in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of Proteonomix which relate to events or occurrences that transpired while Consultant was employed by Proteonomix; provided, however, that such cooperation shall not materially and adversely affect Consultant or expose Consultant to an increased probability of civil or criminal litigation. Consultant’s cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of Proteonomix at mutually convenient times. During and after Consultant’s employment, Consultant also shall cooperate fully with Proteonomix in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Consultant was employed by Proteonomix. Proteonomix shall also provide Consultant with compensation on an hourly basis (to be derived from the sum of his Base Fee and average annual incentive compensation) for requested litigation and regulatory cooperation that occurs after his termination of employment, and reimburse Consultant for all costs and expenses incurred in connection with his performance under this Section 11(a), including, but not limited to, reasonable attorneys’ fees and costs.

(b)

Taxes. The Consultant will be solely responsible for all taxes, withholdings, and other statutory or contractual obligations of any sort, including, but not limited to, Workers’ Compensation Insurance, if any; and the Consultant will defend, indemnify and hold Company harmless from any and all claims, damages, liability, attorneys’ fees and expenses on account of (i) an alleged failure by the Consultant to satisfy any such obligations or any other obligation (under this Agreement or otherwise) or (ii)any other action or inaction of the Consultant.

(c)

Responsibility for Insurance. In the performance of this Agreement the Consultant is acting on his own behalf and not as an employee or agent of Proteonomix. The Consultant shall be solely responsible for any physical or other injuries to persons or damage to property.

(d)

Non-Solicitation. Consultant will, during the Term and for one year thereafter, not encourage or solicit any employee or consultant of Company to leave Proteonomix for any reason.

(e)

Legal Relationship. The Parties acknowledge that the Consultant is an independent contractor and shall not in any way be deemed to be an employee of Proteonomix and the Consultant shall not have the authority to bind Proteonomix or act on Proteonomix’s behalf with third parties except as expressly permitted by Proteonomix in writing.

(f)

Notices. All notices required or permitted under the Agreement shall be in writing and shall be deemed effective (i) upon personal delivery, (ii) upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid, or (iii) in the case of facsimile transmission or delivery by nationally recognized overnight delivery service, when received, addressed as follows:

(i)

If to Proteonomix, to:

Michael Cohen, CEO

Proteonomix, Inc.

187 Mill Lane

Mountainside, NJ 07052

Phone: 917-714-8929

Fax: J973-833-0277

Email: mcohen@nationalstemcell.com

(ii)

If to the Consultant, to:

Francis Pahng

c/o Zionex, Inc.

R&D Tower 908

Nuritkum Square

1605 Sangam-dong

Mapo-gu, Seoul

South Korea. 121-270

Phone: 011-82-415-8625

Email: francis_pahng@zionex.com

or to such other address or addresses as either Party shall designate to the other in writing from time to time by like notice.

(g)

Pronouns. Whenever the context may require, any pronouns used in the Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

(h)

Entire Agreement. The Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of the Agreement.

(i)

Amendment. The Agreement may be amended or modified only by a written instrument executed by both Proteonomix and the Consultant.

(j)

Governing Law. The Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

(k)

Successors and Assigns. the Agreement shall be binding upon and inure to the benefit of both Parties and their respective successors and assigns, including any entity with which or into which Proteonomix may be merged or which may succeed to its assets or business or any entity to which Proteonomix may assign its rights and obligations under the Agreement; provided, however, that the obligations of the Consultant are personal and shall not be assigned or delegated by him.

(l)

Waiver. No delays or omission by Proteonomix or the Consultant in exercising any right under the Agreement shall operate as a waiver of that or any other right. A waiver or consent given by Proteonomix or the Consultant on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

(m)

Captions. The captions appearing in the Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of the Agreement.

(n)

Severability. In case any provision of the Agreement shall be held by a court or arbitrator with jurisdiction over the Parties to the Agreement to be invalid, illegal or otherwise unenforceable, such provision shall be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

 (o)

Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Signature Page

IN WITNESS WHEREOF, the Parties have executed the Agreement as of the day and year first above written.

PROTEONOMIX, INC.

By: /s/ Michael Cohen

Name: Michael Cohen

Title: President/Chief Executive Officer

THE CONSULTANT

/s/ Francis Pahng

Name: Francis (Gungdong) Pahng.